UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 30, 2008

BOSTON SCIENTIFIC CORPORATION
(Exact name of registrant as specified in charter)

DELAWARE	1-11083	04-2695240
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

One Boston Scientific Place, Natick, Massachusetts	01760-1537
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (508) 650-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the fling obligation of the registrant under any of the following provisions:

[   ]  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.   DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On June 3, 2008, we announced that James R. Tobin, our President and Chief Executive Officer, will be extending his tenure with us for the foreseeable future.

In addition, we announced the appointment of Fredericus A. Colen, age 55, as President of our Cardiac Rhythm Management group.  Mr. Colen was previously Executive Vice President, Operations and Technology, of our CRM group.  Mr. Colen joined BSC in 1999 as Vice President of Research and Development and in February 2001, he was promoted to Senior Vice President, Cardiovascular Technology.  Before joining Boston Scientific, he worked for several medical device companies, including Guidant Corporation and St. Jude Medical.  Mr. Colen was educated in The Netherlands and Germany and holds the U.S. equivalent of a Master’s Degree in Electrical Engineering with a focus on medical technology from the Technical University of Aachen, Germany.

We also announced the retirement of Paul A. LaViolette as our Chief Operating Officer and a member of our Executive Committee effective as of June 30, 2008, at which time Mr. LaViolette will become Senior Advisor through December 31, 2008.  Pursuant to a Transition and Separation Agreement (the “Separation Agreement”), he will continue to be paid at his current annual base salary until December 31, 2008 and will be eligible to receive a 2008 bonus equal to 90% of his annual base salary, or $675,000, under our 2008 Performance Incentive Plan.  In addition, the Company will consider the possibility of awarding Mr. LaViolette a bonus based on his leadership in connection with FDA related matters through December 31, 2008.

Subject to Mr. LaViolette entering into a Release Agreement following his termination of employment with the Company on December 31, 2008, we will pay Mr. LaViolette a 2009 Separation Payment of $5,440,500 on the Company’s first regular payroll date after the Release Agreement becomes effective and a 2010 Separation Payment of $1,813,500 in January 2010, provided Mr. LaViolette has complied with all requirements in the Separation Agreement and the Release Agreement.

The Company will continue making premium payments on behalf of Mr. LaViolette, plus tax gross-up payments, pursuant to the executive life insurance arrangement for Mr. LaViolette that the Company has funded.  During his tenure as Senior Advisor, the Company will reimburse Mr. LaViolette for up to $15,000, plus a tax gross up, in payments to a qualified financial planning advisor.  In addition, Mr. LaViolette’s participation in our Executive Allowance Plan will cease on June 30, 2008; accordingly, we will make a final pro rated payment of $12,500 to Mr. LaViolette under the Plan in July 2008.

In connection with his retirement, Mr. LaViolette agrees to not disclose or use any Confidential Information regarding the Company and will comply with the non-competition, non-solicitation, nondisparagement and assignment requirements set forth in the Separation Agreement.  Mr. LaViolette also agrees to cooperate reasonably with the Company in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company that relate to events or occurrences that transpired while Mr. LaViolette was employed by the Company.

Copies of the Transition and Separation Agreement dated as of May 30, 2008 and the press release issued today are filed as Exhibit 10.1 and Exhibit 99.1, respectively.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.                               Description

10.1	Form of Transition and Separation Agreement by and between Boston Scientific Corporation and Paul A. LaViolette dated as of May 30, 2008.

99.1	Press release issued by Boston Scientific Corporation dated June 3, 2008.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON SCIENTIFIC CORPORATION

Date: June 3, 2008	By:	/s/ Lawrence J. Knopf
Lawrence J. Knopf
Senior Vice President and Deputy General Counsel

EXHIBIT INDEX

Exhibit No.                               Description

10.1	Form of Transition and Separation Agreement by and between Boston Scientific Corporation and Paul A. LaViolette dated as of May 30, 2008.

99.1	Press release issued by Boston Scientific Corporation dated June 3, 2008.